Exhibit 99.1
A MESSAGE FROM DAVE SNOW
On Monday, August 15 at 1:30 p.m., Tom Moriarty and I will share insights and perspectives on our proposed merger with Express Scripts via live broadcast to our top 400 leaders. I hope you can work this into your schedule.
The case for uniting with Express Scripts is compelling — but it’s also complex. I appreciate the fact that you’re on the front lines collecting feedback from your teams and fielding questions. Although at this early stage in the process all of the questions are not answerable, we’re committed to helping you address as many questions and issues as possible. That’s why, in addition to the regular updates of Frequently Asked Questions that we’ve been providing on the Merger Communications Website, the members of the Executive Committee are conducting direct and regular outreach whenever practical and appropriate. I know there have been several broadcasts regarding the merger; however, I want to share my personal thoughts on the transaction with you.
The link to the broadcast, which you can access on Monday, is here (we will send out a reminder on Monday morning along with the proper access code); you’ll also have the opportunity to submit your own questions during the presentation via the broadcast site link.
We’re writing a new chapter in our company’s story and, like all those that came before, this, too, will involve substantial change. As leaders, our job is to facilitate change because it is only through this process that we can create a smarter, stronger enterprise for the benefit of our clients, patients, shareholders and, in turn, our employees.
Not only does our noble cause remain . . . it is bolder and it is broader, and your continuing good work is more important now than ever. I thank you for stepping up and leading — again.
Dave
WHAT: Dave Snow and Tom Moriarty broadcast to leaders
WHEN: Monday, August 15, 2011 — 1:30-2:30 PM
WHERE: Access the broadcast here (we will send out a reminder on Monday morning along with the proper access code)
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information About this Transaction
In connection with the proposed merger, Express Scripts will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Express Scripts and Medco, at the SEC’s Internet site ( http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of Medco’s website at http://www.medcohealth.com, under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Express Scripts and Medco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.